Exhibit 3.5

[flag] Industry Canada	Industrie Canada
Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les societes par actions

InsightfulMind Learning, Inc. _________________________________________ Name of corporation-Denomination de la societe I hereby certify that the articles of the above-named corporation were amended:	397901-6 _________________________________________ Corporation number-Numero de la societe Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐ a) en vertu de l'article 13 de la Loi canadienne sur les societes par actions, conformement a I'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act	☐ b) en vertu de l'article 27 de la Loi canadienne sur les societes par
as set out in the attached articles ofamendment designating a series of shares;	actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions;
c) under section 179 ofthe Canada Business Corporations Act as set out in the attached articles of amendment;	☑ c) en vertu de l'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;
d) under section 191 ofthe Canada	☐ d) en vertu de l'article 191 de la Loi
Business Corporations Act as set out in the attached articles of reorganization;	canadienne sur les societes par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes;

JEFFERSON THACHUK

Director - Directeur

September 24, 2002 / le 24 septembre 2002

Date of Amendment - Date de modification

Canada [flag]

[flag] Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION RAPPORT DE LA TRANSACTION REPORT ELECTRONIQUE ARTICLES OF AMENDMENT CLAUSES MODIFlCATRICES

Canada Business	Loi canadienne sur les
Corporations Act	societes par actions

(Sections 27 or 177) (Articles 27 ou 177)
Processing l'ype - Mode de traitement:	E-Commerce / Commerce-E
1. Name of Corporation - Denomination de la societe		2. Corporation No. - N° de la societe
InsightfulMind Learning, Inc.		397901-6

3.	The articles of the above-named corporation are amended as follows:
Les statuts de la societe mentionnee ci-dessus sont modifies de la fa~on suivante:

	a.	to delete paragraphs a. and b. in Schedule /Annex 4 to the Articles of Incorporation of the Corporation;

	b.	to renumber paragraphs c. and d. in Schedule / Annex 4 to the Articles of Incorporation of the Corporation;

	c.	to replace Schedule!Annex 4 to the Articles of Incorporation of the Corporation with Schedule / Annex 4 as set forth in Schedule "A" hereto, which shall be Schedule / Annex 4 to the Articles of Incorporation of the Corporation.

SCHEDULE "A" SCHEDULE / ANNEX 4 OTHER PROVISIONS:

a. If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

i. borrow money upon the credit of the Corporation;
ii. issue, reissue, sell or pledge debt obligations of the Corporation; and
iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.
Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.
Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

b. The directors may appoint one or more directors, who shall hold offtee for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.

Date	Name - Nom	Signature	Capacity of - en qualite
2002-09-24	JEFFERSON THACHUK		DIRECTOR

Canada [flag]

[flag] Industry Canada		Industrie Canada	FORM 4	FORMULE4
			ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
	Canada Business	Loi canadienne sur les	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)
	Corporations Act	societes par actions
1 -	Name of the Corporation - Denomination sociale de la societe InsightfulMind Learning, Inc.			2·- Corporation No.• N° de la societe 397901-6

3 -	The articles of the above-named corporation are amended as follows: Les statuts de la societe mentionnee ci-dessus sont modifies de la f a<;on suivante :

a.	to delete paragraphs a. and b. in Schedule/Annex 4 to the Articles of Incorporation of the Corporation;

b.	to renumber paragraphs c. and d. in Schedule/Annex 4 to the Articles of Incorporation of the Corporation as paragraphs a. and b., respectively;

c.	to replace Schedule/Annex 4 to the Articles of Incorporation of the Corporation with Schedule/Annex 4 as set forth in Schedule "A" hereto, which shall be Schedule/Annex 4 to the Articles of Incorporation of the Corporation.

Date	Signature	4 - Capacity of En qualite de
September 20, 2002	JEFFERSON THACHUK	Director

For Departmental Use Only A l'usage du ministere seulement Fiiled Deposee	Printed Name Nom en lettres moulees JEFFERSON THACHUK	Canada[flag]
IC 3069 (2001/11) Al007610000114998.1

SCHEDULE “A”

SCHEDULE / ANNEX 4

OTHER PROVISIONS:

a.	If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

	i.	Borrow money upon the credit of the Corporation;

	ii.	Issue, reissue, sell or pledge debt obligations of the Corporation; and

	iii.	Mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn accepted or endorsed by or on behalf of the Corporation.

b.	The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.